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                                                                   Exhibit 10.48

                      AMENDMENT TO AGREEMENT NOT TO COMPETE
                        BETWEEN NATIONAL CITY CORPORATION
                                 AND [EXECUTIVE]

     This Amendment to the Agreement Not To Compete by and between National City Corporation, a Delaware corporation ("National City") and [Executive, Title] of National City ("Executive") is entered into this ___ day of __________, 2006.

     WHEREAS, National City and Executive previously entered into an Agreement Not To Compete (the "Agreement") under which National City agreed to make certain payments to Executive in exchange for Executive agreeing to refrain from engaging in certain activities following Executive's termination of employment with National City; and

     WHEREAS, both National City and Executive desire that the terms of the Agreement be interpreted and that all payments under the Agreement be made in accordance with the requirements of Section 409A of the Internal Revenue Code;

     NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the parties hereby amend the Agreement, effective January 1, 2005 as follows:

     1. Subsection (g) of Section 1 of the Agreement is hereby amended to read as follows:

          "(g) 'Termination Date' means the Executive's last day worked, excluding any services provided by the Executive solely as a member of National City's board of directors)."

     2.   In all other respects the Agreement shall remain unchanged.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written, but effective January 1, 2005.

EXECUTIVE                               NATIONAL CITY


                                        By:
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[Executive]                                 ------------------------------------